AMENDMENT NO. 2 TO

FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT (“Amendment”) is made as of this 1st day of May, 2012, by and among AXA EQUITABLE LIFE INSURANCE COMPANY, MONY LIFE INSURANCE COMPANY, MONY LIFE INSURANCE COMPANY OF AMERICA (collectively, the “Company”), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (“Adviser”) and AMERICAN CENTURY INVESTMENT SERVICES, INC. (“Distributor”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Company, Adviser and Distributor are parties to a certain Fund Participation Agreement dated October 15, 2009, as amended (the “Agreement”); and

WHEREAS, the Parties wish to add Separate Account 70 to Schedule A of the Agreement;

The Parties hereby agree to amend the Agreement as follows:

1.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.		AMERICAN CENTURY INVESTMENT SERVICES, INC.

By:		By:
Name:	Otis H. Cowan	Name:	Cindy A. Johnson
Title:	Vice President	Title:	Vice President

AXA EQUITABLE LIFE INSURANCE COMPANY		MONY LIFE INSURANCE COMPANY, OF AMERICA

By:		By:
Name:	Steven M. Joenk	Name:	Steven M. Joenk
Title:	Senior Vice President President, AXA Equitable FMG	Title:	Senior Vice President President, AXA Equitable FMG

MONEY LIFE INSURANCE COMPANY

By:
Name:	Steven M. Joenk
Title:	Senior Vice President President,AXA Equitable FMG

SCHEDULE A

CONTRACTS

Name of Account
A- All Contracts
FP- All Contracts
I- All Contracts
45- All Contracts
49- All Contracts
65- All Contracts
66- All Contracts
70- All Contracts
206- All Contracts
301-All Contracts
Legacy “S”- All Contracts
Legacy “L”- All Contracts
Legacy “A”- All Contracts
MONY UGVL VUL- All Contracts
MONY UGVL SVUL- All Contracts
MONY UGVA VA- All Contracts
Keynote- All Contracts
MLOA “L”- All Contracts
MLOA “A”- All Contracts
MLOA “P”- All Contracts

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